CERTIFICATE OF AMENDMENT
                                OF
                   CERTIFICATE OF INCORPORATION
                                OF
                       BERNARD CHAUS, INC.

        Under Section 805 of the Business Corporation Law

     Pursuant to the provisions of Section 805 of the Business
Corporation Law, the undersigned, being the President and Secretary of the corporation, hereby certify:

     FIRST:    The name of the corporation is BERNARD CHAUS, INC.

     SECOND:   That the Certificate of Incorporation was filed by
the Secretary of State of the State of New York on the 16th day of April, 1975.

     THIRD:    That the amendment to the Certificate of
Incorporation effected by this Certificate is as follows:

          1.   A new Article TENTH is added to the Corporation's
     Certificate of Incorporation to read in its entirety as follows:

          "TENTH:   No holder of any common stock or preferred
     stock of the Corporation shall be entitled to any preemptive rights to purchase any capital stock of the Corporation or to acquire any option, warrant, right or other instrument (including debt instruments) entitling the holder thereof to acquire any capital stock of this Corporation upon the exercise, conversion or exchange thereof or otherwise."

     FOURTH:   That the amendment to the Certificate of
Incorporation has been authorized by the affirmative vote of the Board of Directors of the Corporation and by a vote of the holders of a majority of all outstanding shares entitled to vote on an amendment to the Certificate of Incorporation at a meeting of shareholders.

     IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under the penalties of perjury, this 15th day of November, 1995.

                                   ____________________________
                                   Richard Baker, President

                                   ____________________________
                                   Wayne S. Miller,
                                   Vice President - Finance and
                                   Administration